Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

NorthStar Healthcare Income, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-199125) (the “Registration Statement”) of our reports dated July 16, 2014, relating to the financial statements of Ranger Predecessor and Eclipse Predecessor appearing in the Current Report on Form 8-K/A of NorthStar Healthcare Income, Inc. filed with the Securities and Exchange Commission on July 22, 2014.
We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
Milwaukee, Wisconsin
August 19, 2015